Calculation of Filing Fee Tables
S-8
Abivax S.A.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value euro 0.01 per share, Free Share Plan AGA 2025-6	457(a)	25,000	$ 122.73	$ 3,068,250.00	0.0001381	$ 423.73
2	Equity	Ordinary Shares, par value euro 0.01 per share, Free Share Plan AGA 2025-7	457(a)	925,000	$ 122.73	$ 113,525,250.00	0.0001381	$ 15,677.84
3	Equity	Ordinary Shares, par value euro 0.01 per share, Free Share Plan AGA 2025-8	457(a)	4,000	$ 122.73	$ 490,920.00	0.0001381	$ 67.80
4	Equity	Ordinary Shares, par value euro 0.01 per share, Free Share Plan AGA 2026-1	457(a)	22,500	$ 122.73	$ 2,761,425.00	0.0001381	$ 381.35
5	Equity	Ordinary Shares, par value euro 0.01 per share, Share Warrants Plan BSA-2026-1	457(a)	13,345	$ 114.46	$ 1,527,468.70	0.0001381	$ 210.94
Total Offering Amounts:						$ 121,373,313.70		$ 16,761.66
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,761.66
Offering Note
[1]	These shares may be represented by the ADSs of the Registrant. Each ADS represents the right to receive one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to the Registrant's Registration Statement on Form F-6 (File No. 333-274845). Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's Free Share Plan AGA 2025-6 by reason of any stock dividend, stock split, recapitalization, or other similar transaction. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based on a price of $122.73 per ADS, which is the average of the high and low prices per ADS on March 19, 2026, as reported on The Nasdaq Global Market.

[2]	These shares may be represented by the ADSs of the Registrant. Each ADS represents the right to receive one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to the Registrant's Registration Statement on Form F-6 (File No. 333-274845). Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's Free Share Plan AGA 2025-7 by reason of any stock dividend, stock split, recapitalization, or other similar transaction. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based on a price of $122.73 per ADS, which is the average of the high and low prices per ADS on March 19, 2026, as reported on The Nasdaq Global Market.

[3]	These shares may be represented by the ADSs of the Registrant. Each ADS represents the right to receive one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to the Registrant's Registration Statement on Form F-6 (File No. 333-274845). Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's Free Share Plan AGA 2025-8 by reason of any stock dividend, stock split, recapitalization, or other similar transaction. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based on a price of $122.73 per ADS, which is the average of the high and low prices per ADS on March 19, 2026, as reported on The Nasdaq Global Market.

[4]	These shares may be represented by the ADSs of the Registrant. Each ADS represents the right to receive one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to the Registrant's Registration Statement on Form F-6 (File No. 333-274845). Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's Free Share Plan AGA 2026-1 by reason of any stock dividend, stock split, recapitalization, or other similar transaction. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based on a price of $122.73 per ADS, which is the average of the high and low prices per ADS on March 19, 2026, as reported on The Nasdaq Global Market.

[5]	These shares may be represented by the ADSs of the Registrant. Each ADS represents the right to receive one Ordinary Share of the Registrant. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to the Registrant's Registration Statement on Form F-6 (File No. 333-274845). Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Registrant's Share Warrants Plan BSA-2026-1 by reason of any stock dividend, stock split, recapitalization, or other similar transaction. The proposed maximum offering price per share is estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based upon an exercise price of euro 99.63 per Ordinary Share and an exchange rate of $1.1489 per euro 1.00, the foreign exchange reference rate on March 19, 2026, as reported by the European Central Bank.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources